                                                                 Exhibit 99.1

                   Joint Filer Information

Name of Joint Filer:                VPC Impact Acquisition Holdings Sponsor, LLC

Address of Joint Filer:             c/o Victory Park Capital Advisors, LLC
                                    150 North Riverside Plaza, Suite 5200
                                    Chicago, Illinois 60606

Relationship of Joint
Filer to Issuer:                    10% Owner, Director

Issuer Name and Ticker
or Trading Symbol:                  Bakkt Holdings, Inc. [BKKT]

Date of Event Requiring
Statement:(Month/Day/Year):         12/16/2021

Name of Joint Filer:                Richard N. Levy

Address of Joint Filer:             c/o Victory Park Capital Advisors, LLC
                                    150 North Riverside Plaza, Suite 5200
                                    Chicago, Illinois 60606

Relationship of Joint Filer
to Issuer:                          10% Owner

Issuer Name and Ticker
or Trading Symbol:                  Bakkt Holdings, Inc. [BKKT]

Date of Event Requiring
Statement:(Month/Day/Year):         12/16/2021